EXHIBIT 21
                      CHECKPOINT SYSTEMS, INC. SUBSIDIARIES

Checkpoint Systems, Inc. of Puerto Rico, Inc. - Delaware

Checkpoint Caribbean, Inc. - Delaware

Checkpoint FSC, Inc. - Barbados

Electronic Signatures, Inc. - Delaware

Checkpoint International, Inc. - Delaware

Checkpoint Security Systems Group, Inc. - Minnesota

Checkpoint Canada, Inc. - Canada

Checkpoint Systems, S.A. - Argentina

Checkpoint de Mexico, S.A. de C.V. - Mexico

Checkpoint Systems Belgium N.V. - Belgium

Checkpoint Systems France SARL - France

Checkpoint Systems Deutschland - Germany

Checkpoint Systems Nederland B.V. - The Netherlands

Checkpoint Holland Holding B.V. - The Netherlands

Checkpoint Holland Trading B.V. - The Netherlands

Checkpoint Systems Europe B.V. - The Netherlands

Checkpoint Systems International B.V. - The Netherlands

Checkpoint Systems Productie B.V. - The Netherlands

Checkpoint Systems Scandinavia A.B. - Sweden

Checkpoint Systems U.K. Limited - United Kingdom

Checkpoint Systems Australia PTY LTD - Australia

Checkpoint Systems Espana, S.A.- Spain

Actron Sistemas De Seguidad S.A. - Spain

Checkpoint Actron AG - Switzerland

Checkpoint Export AG - Switzerland

Checkpoint Exports Systems AG


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Actron Entwicklungs AG - Switzerland

Actron Group Limited - United Kingdom

Actron UK Limited u United Kingdom

Checkpoint Systems Norge - Norway

Checkpoint Systems Italia s.r.l. - Italy

Checkpoint Portugal Sistemas Anti-Furto, S.A. - Portugal

Checkpoint Portugal II - Sistemas De Seguranca Integrados, S.A.- Portugal

Checkpoint Systems Brazil - Brazil

Checkpoint Systems Japan Co., Ltd. - Japan

Checkpoint Security Systems u Denmark D&D Security - Belgium

Checkpoint Manufacturing Japan Checkpoint Europe N.V.

Meto Australia Pty. Ltd. - Australia

Meto GmbH - Austria

Kimball Graphics Ltd. - Bangladesh

Meto N.V. - Belgium

Meto Canada Inc. - Canada

Meto Danmark A/S - Denmark

Unistik (Fiji) Ltd. - Fiji

Meto Finland OY - Finland

Meto Holding SA - France

Meto SA - France

Meto AG - Germany

Meto GmbH - Germany

Meto International GmbH - Germany

Meto Ltd. - Hong Kong

Meto Hungary KFT - Hungary

Meto S.p.A. - Italy

Meto (Malaysia) Sdn. Bhd. - Malaysia

Meto Sale & Services Sdn. Bhd. - Malaysia


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Kimball Systems B.V. - Netherlands

Meto B.V. - Netherlands

Quik Stik International Ltd. - New Zealand

Meto Norge AS - Norway

Meto Polska Sp. z.o.o. - Poland

Esselte Meto (Portugal) Equipa-mentos e Sistemas Para o Comercio e Industria, LDA - Portugal

Meto Identification Systems S.A. - Spain

Jinnestal Tryckeri AB - Sweden

Meto Sverige AB - Sweden

OPV Systems i Kalmar AB - Sweden

Meto - Switzerland

Meto UK Ltd. - UK

Thamesdown Labels Ltd. - UK

Meto Inc. - USA